UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): June 1, 2009

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 1, 2009 Graphic Packaging International, Inc. (“GPI”), a wholly owned subsidiary of the registrant, entered into an 8-year supply agreement with Sun Chemical Corporation (“Sun”) whereby GPI has agreed to purchase from Sun at least 95% of its annual requirements for certain ink products. Pricing for products purchased under the agreement is based on margin expectations and manufacturing costs. The agreement may be terminated early (i) by GPI upon payment of a termination fee or (ii) by Sun if GPI has not purchased certain minimum annual amounts of products, in which case GPI will be required to pay a pre-determined termination fee. In addition, the agreement may be extended by Sun if GPI has not purchased a minimum aggregate amount of products over the term.
     The Company expects to file the agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended on June 30, 2009, and intends to seek confidential treatment for certain terms and provisions of the agreement. The foregoing description is qualified in its entirety by reference to the complete text of the agreement when filed.
Item 9.01 Financial Statements and Exhibits.
99.1	Press Release dated June 2, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY (Registrant)
	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Date: June 1, 2009		Senior Vice President, General Counsel and Secretary